UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 14, 2008
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective March 14, 2008, Camden Property Trust (the “Company”) appointed D. Keith Oden as President. Prior to this time, Mr. Oden served as President and Chief Operating Officer of the Company. Also effective March 14, 2008, the Company appointed H. Malcolm Stewart as Chief Operating Officer. Prior to this time, Mr. Stewart served as Executive Vice President-Real Estate Investments and Chief Investment Officer of the Company.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number	Title

99.1	Second Amendment to Second Amended and Restated Employment Agreement, dated as of March 14, 2008, between Camden Property Trust and D. Keith Oden.

99.2	Second Amendment to Employment Agreement, dated as of March 14, 2008, between the Company and H. Malcolm Stewart.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2008

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Second Amendment to Second Amended and Restated Employment Agreement, dated as of March 14, 2008, between Camden Property Trust and D. Keith Oden.

99.2	Second Amendment to Employment Agreement, dated as of March 14, 2008, between the Company and H. Malcolm Stewart.